UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 24, 2020 (February 21, 2020)

NET 1 UEPS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Florida	000-31203	98-0171860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

President Place, 4th Floor, Cnr. Jan Smuts Avenue and Bolton Road

Rosebank, Johannesburg, South Africa

(Address of principal executive offices)	(ZIP Code)

Registrant's telephone number, including area code:  +27-11-343-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	UEPS	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 21, 2020, our Board of Directors ("Board"), upon the recommendation of the Remuneration Committee, awarded 66,800, 26,800 and 20,000 shares of restricted stock with time-based vesting conditions to Messrs. Kotzé, Pillay and Smith, respectively. These shares of restricted stock will only vest if the recipient is employed by us on a full-time basis through June 30, 2023.

On February 21, 2020, our Board, upon the recommendation of the Remuneration Committee, also awarded 267,200, 107,200 and 80,000 shares of restricted stock with time-based and performance-based vesting conditions to Messrs. Kotzé, Pillay and Smith, respectively. The Board is focused on the implementation of the group's strategy and the efficient use of capital in the process. As a result it has set return on equity targets to incentivize the recipients to achieve this growth.

Vesting of the award is conditional upon (i) the recipient's continued employed with our company on a full-time basis through June 30, 2023, and (ii) the achievement of an agreed return on average net equity per year during a measurement period commencing from July 1, 2021, through June 30, 2023. Net equity is calculated as total equity attributable to our shareholders plus redeemable common stock, in conformity with accounting principles generally accepted in the United States of America ("GAAP"). The net equity as of June 30, 2021, was set as the base year for the measurement period. The average net equity is calculated as the simple average between the opening net equity and closing net equity during each fiscal year within the measurement period. The targeted return per year within the measurement period is GAAP net income attributable to our company per fiscal year.

The performance-based awards vest based on the achievement of the following targeted return on average net equity during the measurement period, of:

  8% per year: 50% vest;
  14% per year: 100% vest.

No shares of restricted stock will vest at a return on average net equity of less than 8%. Calculation of the award based on the returns between 8% and 14% will be interpolated on a linear basis.

The Remuneration Committee may use its discretion to adjust any component of the calculation of the award on a fact-by-fact basis, for instance, as the result of an acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET 1 UEPS TECHNOLOGIES, INC.
Date: February 24, 2020	By: /s/ Herman G. Kotzé Name: Herman G. Kotzé Title: Chief Executive Officer